Exhibit 10.1

February 9, 2010

MISCOR GROUP, LTD.
1125 S. Walnut
South Bend, Indiana  46619

Gentlemen:

MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), Magnetech Industrial Services, Inc., an Indiana corporation (“MIS”), Martell Electric, LLC, an Indiana limited liability company (“Martell”), HK Engine Components, LLC, an Indiana limited liability company (“HK”), Ideal Consolidated, Inc., an Indiana corporation (“Ideal”), and American Motive Power, Inc., a Nevada corporation (“AMP” and together with MISCOR, MIS, Martell, HK and Ideal, collectively, the “Borrowers”), and Wells Fargo Bank, National Association (the “Lender”), have entered into that certain Credit and Security Agreement dated as of January 14, 2008, as amended (the “Credit Agreement”).  Capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement.

Pursuant to the terms of the Sixth Amendment to the Credit Agreement, the Lender consented to the sale of the Construction and Engineering Services segment of the Borrowers’ business through a sale of the capital stock of Ideal and the membership units of Martell.  Certain terms of the sale have changed and accordingly the terms of the Lender’s consent have been revised.

The Lender hereby agrees that the Credit Agreement shall be further amended by restating Paragraphs 4 and 5 of the Sixth Amendment as follows:

4.           Consent to CES Sale.  The Borrowers have advised the Lender that they intend to sell the Construction and Engineering Services segment of their business through a sale of the capital stock of Ideal and the membership units of Martell, substantially in accordance with the terms of that certain Letter of Intent dated December 7, 2009, by John A. Martell and Bonnie M. Martell (the “LOI”), and subsequent negotiations among the parties.  Subject to the satisfaction of the following conditions in a manner satisfactory to the Lender in its sole discretion, the Lender consents to the CES Sale and agrees to release its liens on the assets of Ideal and Martell, as well as the capital stock of Ideal and the membership units of Martell, upon consummation of the CES Sale:

(a)           The cash portion of the purchase price payable to MISCOR shall be sufficient to repay and eliminate the portion of the revolving credit facility based upon Eligible Progress Accounts of each of Ideal and Martell, and in no

MISCOR Group, Ltd.
February 9, 2010

event shall the cash portion of the purchase price be less than Seven Hundred Fifty Thousand Dollars ($750,000).

(b)           The Definitive Acquisition Agreement (as defined in the LOI) shall be in form and substance acceptable to the Lender in its discretion.

5.           Payments to Subordinated Creditor.  Notwithstanding anything to the contrary in the Credit Agreement or any Subordination Agreement, in connection with the CES Sale and as partial consideration for the purchase price payable in the CES Sale, the Lender hereby agrees that not more than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) of currently outstanding subordinated debt of the Borrowers owing to John A. Martell may be forgiven and a new note shall be issued to Mr. Martell (“New Martell Note”) for the remaining subordinated debt, which Note may also include any other indebtedness due Mr. Martell by Borrowers, and which Note may be secured by a blanket security interest (“Martell Security Interest”).

The New Martell Note and Martell Security Interest shall be subordinated to the Indebtedness pursuant to a Subordination Agreement in form and substance acceptable to the Lender dated as of the date of the New Martell Note.   So long as any Indebtedness remains outstanding or the Lender has any obligation to make any Advance, no payment or reduction of any kind may be made on the New Martell Note without the prior written consent of the Lender, which consent may be provided in the sole discretion of the Lender.

In addition to the foregoing and notwithstanding anything to the contrary contained in the Sixth Amendment or otherwise, the Lender has agreed to extend the date by which the Borrowers must raise at least One Million Dollars ($1,000,000) of additional capital, whether in the form of additional Subordinated Debt, proceeds of further asset sales approved by the Lender and/or cash equity contributions, to February 19, 2010.

Neither this letter, nor any other communication between the Lender and the Borrowers, shall be deemed to be a waiver, modification, or release of any Default or Event of Default (as defined in the Credit Agreement) or, except as expressly provided herein, consent to any violation of the terms of the Credit Agreement.  Except as provided herein, the Credit Agreement shall remain in full force and effect.

MISCOR Group, Ltd.
February 9, 2010

Please acknowledge your agreement to the terms of this letter by executing a copy of the same where indicated below and returning it to the undersigned.  This letter may be executed in counterparts.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Daniel J. Manella
Daniel J. Manella
Vice President

Acknowledged and Agreed to
this 9th day of February, 2010.

MISCOR GROUP, LTD., on behalf of itself
and the other Borrowers

By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President and Chief Executive Officer